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                         SPLIT DOLLAR AGREEMENT

   THIS AGREEMENT is entered into on this ___ day of January, 1995, by and between Battle Mountain Gold Company, a Nevada corporation ("Company") and ________________, in his capacity as Trustee of the ______________ Trust ("Trustee"). The Company and the Trustee are sometimes referred to in this Agreement as Parties.

   WHEREAS, the Trustee has acquired a policy insuring the life of _____________ ("Life Insured"), issued by the Manufacturers Life Insurance Company of America ("Insurer"), for the benefit and protection of the beneficiaries of the ______________ Trust; and

   WHEREAS, the Company wishes to assist the Trustee in maintaining an adequate source of available cash to meet the financial demands that would be brought upon the beneficiaries of the ______________ Trust at the death of the Life Insured; and

   WHEREAS, the Parties wish to have a separate agreement outlining their respective interest and obligations in this policy.

   NOW, THEREFORE, in consideration of the promises and mutual covenants expressed in this Agreement, each Party binds itself, and its successors and assigns, and agrees as follows:

                                ARTICLE 1

   The Trust is the owner of policy #________ insuring the Life Insured, in the face amount of $________ ("Face Amount"), issued by The Manufacturers Life Insurance Company of America, a copy of which is attached hereto as Attachment 1 ("Policy"). The Trustee has elected Death Benefit Option No. 2 in the Policy.

The term "Policy Value", "Policy Year," "Loan Value," and "Death Benefit" have the meaning given them in the Policy.

                                ARTICLE 2

   The Company shall deposit $________ each Policy Year, less the amount the Trustee agrees to incur as stated below, into the Policy until the Agreement terminates as provided in Article 7. The total of all such deposits made by the Company shall be referred to as the "Company Interest." The Trustee shall contribute the P. S. 58 cost for the insurance as set forth in U. S. Treasury Revenue Rulings 55-747, 1955-2 C. B. 228 and 66-110, 1966-1 C. B.
12, or a successor provision, or the Insurer's published rates for individual initial issue, one-year term policies available to all standard risks, if lower. The Trustee shall forward its contribution to the Company at least 10 days before the premium due date but in no event earlier than 40 days after receiving written notice from the Company of the amount due. The Company shall forward its deposit, along with the Trustee's payment, to the Insurer.

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                                ARTICLE 3

   In consideration of the Company Interest, the Trustee agrees to execute the collateral assignment attached hereto as Attachment 2 ("Collateral Assignment") at the same time as it executes this Agreement, and to file such Collateral Assignment with the Insurer within a reasonable period. The Collateral Assignment assigns the Policy to the Company to the extent of the Company Interest as collateral security for payment of the Company Interest.

                                ARTICLE 4

   (a) The Trustee shall retain custody of the Policy and shall remain the sole owner of the Policy and of all its ownership rights and privileges, except that the Company shall have the rights set forth under this Agreement.

   (b) The Company may, without the consent of the Trustee, obtain a loan against the Policy Value from the Insurer not exceeding the Company Interest. The Company agrees that it will only obtain a Policy loan to recover the Company Interest on termination of this Agreement as provided in Article 7.

   (c) The Trustee shall not change the Face Amount of the Policy or the Death Benefit Option, which will remain Death Benefit Option No. 2.

   (d) The Trustee may not apply for loans against, or make withdrawals from, the Policy Value which would cause the Loan Value to be less than the Company Interest.

                                ARTICLE 5

   Upon Life Insured's death before this Agreement otherwise terminates (as provided in Article 7), the Collateral Assignment requires the Insurer to pay the Company the Company Interest out of the Death Benefit before paying the remainder or the Death Benefit to the beneficiaries named by Trustee (or her successors) under the Policy.

                                ARTICLE 6

   In the event of termination of this Agreement as provided in Article 7, other than by Life Insured's death, the Collateral Assignment shall continue until the Company receives a sum equal to the Company Interest. The Trustee agrees to pay the Company Interest to the Company within 30 days of such termination. If the Trustee fails to pay the Company Interest to the Company within such 30 days, the Company will take a loan against the Policy Value from the Insurer equal to the Company Interest. If the Company is unable to obtain such a loan equal to the Company Interest, the Trustee will transfer ownership of the Policy to the Company.



   Upon the Company's receipt of the Company Interest as provided in Articles 5 and 6, the Company shall execute all documents required by the Insurer to effect a release of the Collateral Assignment. After such receipt and execution, or after the Company's receipt of the Policy as provided

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in this Article 6, neither the Trustee nor the Company will have any further obligation under this Agreement.

                                ARTICLE 7

   This Agreement shall terminate upon the occurrence of any one of the following:

   (a) expiration of six months after receipt by either Party of written notice of termination given by the other Party; or

   (b)  bankruptcy, insolvency or dissolution of the Company; or

   (c)  Life Insured's death; or

   (d) termination of Life Insured's employment with the Company before Life Insured's 65th birthday (for this purpose, termination of employment with the Company where the Life Insured continues to be employed by a subsidiary of the Company will not be a termination of employment until the Life Insured is no longer employed by the Company or any subsidiary); or

   (e) the later of 10 years after the execution of this Agreement or Life Insured's 65th birthday; or

   (f) at the Trustee's election, if the Company attempts to undertake any action regarding the Policy which could, in any way, violate this Agreement or endanger, defeat or impair any of the rights of the Trustee under this Agreement; or

   (g) at the Company's election, if the Trustee attempts to undertake any action regarding the Policy which could, in any way, violate this Agreement or endanger, defeat or impair any of the rights of the Company under this Agreement, such as but not limited to surrendering the Policy.

   Upon such termination, the obligations of the Parties to make any premium payments shall cease and the rights of the Parties shall be as provided in this Agreement.


                                ARTICLE 8

   The Trustee shall have the right to make an absolute assignment of its entire interest under this Agreement at any time to any person or persons, including but not limited to a trustee. Upon delivery of a signed copy of the assignment to the Company, all of the rights, obligations and duties of the Trustee hereunder shall pass to and be binding upon such assignee (including the right to make further assignments) and the Trustee shall have no further interest in this Agreement. However, the identity of the Life Insured under this Agreement may not be changed.


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                                ARTICLE 9

   The Parties agree to execute any documents necessary or proper to carry out the purpose and intent of this Agreement.

                                ARTICLE 10

   Any of the provisions of this Agreement may be amended or altered, and such changes shall become effective when reduced to writing and signed by the Parties.

                                ARTICLE 11

   The Parties agree that the Insurer is not a party to this Agreement and the Insurer can assume no responsibility for the Agreement, other than the responsibility to honor the Collateral Assignment filed with it. Therefore, a copy of this Agreement need not be filed with the Insurer.

                                ARTICLE 12

   The Company is hereby designated as the "Named Fiduciary" under this Agreement. The Named Fiduciary shall have authority to control and manage the operation and administration of this Agreement.

                                ARTICLE 13

   The Company shall make all determinations concerning rights to benefits under this Agreement. Any decision by the Company denying a claim by the Trustee or the beneficiary of benefits under this Agreement shall be stated in writing and delivered or mailed to the Trustee or such beneficiary. Such decision shall set forth the specific reasons for the denial. The Company shall afford a reasonable opportunity to the Trustee or such beneficiary for a full and fair review of the decision denying such claim.

                                ARTICLE 14

   This Agreement is not an employment agreement, and nothing contained herein shall be construed to obligate the Company to continue to employ the Life Insured. The Life Insured's employment, in the absence of any other written agreement to the contrary, shall be on an at will basis, terminable by either the Company or Life Insured on notice to the other.

                                ARTICLE 15

   This Agreement shall be governed by the laws of the State of Texas.


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SIGNED the day and year first above written.

                                          BATTLE MOUNTAIN GOLD COMPANY


                                          By_________________________________


ATTEST:


_________________________________
Assistant Secretary




                                          __________________________________,

                                          ___________________,

                                          Trustee of the ______________ Trust




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